UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 16, 2014

COTY INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35964	13-3823358
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of principal executive offices)	(Zip Code)

(212) 389-7300
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 16, 2014, Coty Inc. (the “Company”) announced the appointment of Thomas Muench, 48, to the position of Senior Vice President, Group Controller. Mr. Muench will assume his new role by July 1, 2014.
In connection with Mr. Muench’s appointment, the Company entered into a transfer agreement with Mr. Muench, which amends Mr. Muench’s employment agreement with Coty S.A.S., a wholly-owned subsidiary of the Company (together with his transfer agreement, the “Agreements”). The Agreements provide for an annual base salary of 255,000 Euros, an annual incentive bonus under the Company’s Annual Performance Plan targeted to be 40% of Mr. Muench’s annual salary (with a maximum bonus of up to 3.6 times the target amount), participation in the Company’s equity incentive plans and other employee benefits set forth in the Agreement.
Prior to his appointment as Senior Vice President, Group Controller, Mr. Muench served in a variety of finance positions of increasing responsibility at the Company, including Vice President, Coty Prestige since July 2011. Mr. Muench joined the Company in July 2005 through the acquisition of Unilever Cosmetics International. He then served as CFO Switzerland from November 2006 until February 2008 and Commercial Finance Director, Coty Prestige from February 2008 until July 2011. Mr. Muench brings twenty years of experience in successfully co-piloting businesses at Unilever and the Company.
Mr. Muench will succeed James E. Shiah, who will cease to be the Company’s principal accounting officer when Mr. Muench assumes his new role. Mr. Shiah will remain at the Company until October 1, 2014.
Item 9.01. Financial Statements and Exhibits.
(d)         Exhibits:

Exhibit Number	Description of Exhibit
10.1	Employment Agreement, dated January 18, 2008, between the Coty S.A.S. and Thomas Muench
10.2	Short Term Transfer Agreement Letter, dated May 5, 2014, between the registrant and Thomas Muench

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTY INC.

Date: May 16, 2014	By:	/s/ Patrice de Talhouët
		Name:	Patrice de Talhouët
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Employment Agreement, dated January 18, 2008, between the Coty S.A.S. and Thomas Muench
10.2	Short Term Transfer Agreement Letter, dated May 5, 2014, between the registrant and Thomas Muench